Exhibit 2.1

FORM OF ARTICLES OF MERGER

OF

NORTHSTAR REALTY FINANCE CORP.
(a Maryland corporation)

with and into

NRFC SUB-REIT CORP.
(a Maryland corporation)

THIS IS TO CERTIFY THAT:
FIRST:    NRFC Sub-REIT Corp., a Maryland corporation (the “Surviving Company”), and NorthStar Realty Finance Corp., a Maryland corporation (the “Merging Company”), agree to effect a merger of the Merging Company with and into the Surviving Company, upon the terms and conditions herein set forth (the “Merger”).
SECOND:    The Surviving Company is a corporation formed under the laws of the State of Maryland. The principal office of the Surviving Company is located in Baltimore City. The Surviving Company shall survive the Merger as the successor corporation and shall continue as a corporation of the State of Maryland.
THIRD:    The Merging Company is a corporation formed under the laws of the State of Maryland. The principal office of the Merging Company is located in Baltimore City. The Merging Company owns no interest in land in the State of Maryland.
FOURTH:    The total number of shares of all classes of stock which the Surviving Company has the authority to issue is 750,000,000 shares, consisting of 500,000,000 shares of common stock, $0.01 par value per share (the “Surviving Company Common Stock”), and 250,000,000 shares of preferred stock, $0.01 par value per share, of which (a) 2,900,000 shares are classified as 8.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Surviving Series A”), (b) 14,920,000 shares are classified as 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Surviving Series B”), (c) 5,750,000 shares are classified as 8.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Surviving Series C”), (d) 8,050,000 shares are classified as 8.500% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Surviving Series D”), (e) 10,350,000 shares are classified as 8.75% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Surviving Series E”) and (f) 625 shares are classified as 12.5% Series Z Cumulative Non-Voting Preferred Stock, $0.01 par value per share (the “Surviving Series Z”), which were formerly known as 12.5% Series A Cumulative Non-Voting Preferred Stock, $0.01 par value per share. The aggregate par value of all shares of all classes of stock of the Surviving Company having a par value is $7,500,000.
FIFTH:    The total number of shares of all classes of stock which the Merging Company has the authority to issue is 750,000,000 shares, consisting of 500,000,000 shares of common stock, $0.01 par value per share (the “Merging Company Common Stock”), and 250,000,000 shares of preferred stock, $0.01 par value per share, of which (a) 2,900,000 shares are classified as 8.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Merging Series A”), (b) 14,920,000 shares are classified as 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Merging Series B”), (c) 5,750,000 shares are classified as 8.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Merging Series C”), (d) 8,050,000 shares are classified as 8.500% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Merging Series D”) and (e) 10,350,000 shares are classified as 8.75% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Merging Series E”). The aggregate par value of all shares of all classes of stock of the Merging Company having a par value is $7,500,000.
SIXTH:    The terms and conditions of the Merger were advised, authorized and approved by the Merging Company in the manner and by the vote required by the laws of the State of Maryland and the charter of the Merging Company, as follows:
(a)    The Board of Directors of the Merging Company adopted, at a duly called meeting, resolutions approving the Merger.
(b)    No vote of the stockholders of the Merging Company is necessary pursuant to Section 3-106(c)(1) of the Maryland General Corporation Law (the “MGCL”).
SEVENTH:    The terms and conditions of the Merger were advised, authorized and approved by the Surviving Company in the manner and by the vote required by the laws of the State of Maryland and the charter of Surviving Company, as follows:
(a)    The Board of Directors of the Surviving Company adopted, by unanimous written consent, resolutions approving the Merger.
(b)    No vote of the sole common stockholder of the Surviving Company is necessary pursuant to Section 3-106(c)(1) of the MGCL.
EIGHTH:    At the Effective Time (as defined below), the Merging Company shall be merged into the Surviving Company and, thereupon, the Surviving Company shall possess any and all purposes and powers of the Merging Company; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of the Merging Company shall be transferred to, vested in and devolved upon the Surviving Company, without further act or deed, and all of the debts, liabilities, duties and obligations of the Merging Company will become the debts, liabilities, duties and obligations of the Surviving Company.
At the Effective Time:
(a)    Each share of Merging Company Common Stock or fraction thereof issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, one share of Surviving Company Common Stock or fraction thereof.
(b)    Each share of Merging Series A issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive one share of Surviving Series A.
(c)    Each share of Merging Series B issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive one share of Surviving Series B.
(d)    Each share of Merging Series C issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive one share of Surviving Series C.
(e)    Each share of Merging Series D issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive one share of Surviving Series D.
(f)    Each share of Merging Series E issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive one share of Surviving Series E.
(g)    Each share of Surviving Company Common Stock issued and outstanding and owned by the Merging Company immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist.
(h)    Each share of Surviving Company Common Stock issued and outstanding and owned by any person other than the Merging Company immediately prior to the Effective Time shall remain issued and outstanding at the Effective Time.
(i)    There are no issued and outstanding shares of Surviving Series A.
(j)    There are no issued and outstanding shares of Surviving Series B.
(k)    There are no issued and outstanding shares of Surviving Series C.
(l)    There are no issued and outstanding shares of Surviving Series D.
(m)    There are no issued and outstanding shares of Surviving Series E.
(n)    Each share of Surviving Series Z will be redeemed pursuant to Section 5(e) of Exhibit F to the Articles of Amendment and Restatement.
NINTH:    The Merger shall become effective at [_______________] (the “Effective Time”).
TENTH:    As a result of the Merger, the charter of the Surviving Company will be amended to change the name of the Surviving Company to: “NorthStar Realty Finance Corp.”

ELEVENTH: At the Effective Time, the directors of the Surviving Company will be:

(a) C. Preston Butcher;

(b) Stephen E. Cummings;

(c) David T. Hamamoto;

(d) Judith A. Hannaway

(e) Oscar Junquera;

(f) Wesley D. Minami;

(g) Louis J. Paglia; and

(h) Sridhar Sambamurthy.

TWELFTH:    At the Effective Time, the officers of the Merging Company will be the officers of the Surviving Company.

THIRTEENTH:    Each of the undersigned acknowledges these Articles of Merger to be the act and deed of the respective corporation on behalf of which he or she has signed, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the entity on whose behalf he or she has signed are true in all material respects and that this statement is made under the penalties of perjury.

-Signatures Appear on Following Page-
IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this ____ day of _______, 2014.

ATTEST:	NRFC SUB-REIT CORP.

_____________________________        By: _____________________________ (SEAL)
Name:                      Name:
Title:                          Title:

ATTEST:	NORTHSTAR REALTY FINANCE CORP.

_____________________________        By: _____________________________ (SEAL)
Name:                            Name:
Title:                              Title: